For Immediate Release

Hagerty Reports First Quarter 2026 Results
Reaffirms 2026 Growth Outlook

First quarter 2026 Highlights
•Completed strategic evolution to assume control of Markel program and 100% of premium post transition to fronting arrangement
•Strong underlying operational performance with growth in written premiums, earned premium and members
•Transition to fronting arrangement resulted in decrease to reported revenue as previously disclosed
•Written Premium increased 18% to $289 million
•Policies in force increased 15% to 1.8 million with a record 112,000 new policies added in the first quarter
•Earned premium increased 42% to $240 million
•Net Loss of $13 million, including $89 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $27 million in the prior year period
•Adjusted EBITDA (a non-GAAP measure) increased 77% to $85 million, compared to $48 million in the prior year period
•Reaffirmed 2026 Outlook for Written Premium growth of 15% to 16%

TRAVERSE CITY, MI, May 6, 2026 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) makes it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love — through specialty vehicle insurance, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world's largest membership community of car lovers. Today the company announced financial results for the three months ended March 31, 2026.

“First quarter results and the breadth of momentum across our ecosystem give us increasing confidence in our full year outlook that we reaffirmed today. We delivered 18% written premium growth in the first quarter, ahead of our full year outlook, and earned premium growth of 42% with the January 1, 2026 increase in quota share to 100%. 2026 is performing better than expected economically, even if the financial presentation looks different as we transition to the new Markel Fronting Arrangement. The presentation is different but the business is not, as we delivered another quarter of record growth," said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“Our business momentum is showing up across the ecosystem - and Broad Arrow is no exception. During the first quarter, Broad Arrow hosted the most successful sale in the 31-year history of Amelia Car Week, delivering $111 million in total sales with a 92% sell-through rate and over 1,000 bidders from 23 countries. Results like this are the product of four decades of building trust, one member and one partner at a time, and they reflect exactly the kind of member-centric company that Hagerty is building for the long-term,” added Mr. Hagerty.

FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS

•First quarter 2026 Written Premium increased 18% year-over-year to $289 million
•First quarter 2026 Earned Premium increased 42% year-over-year to $240 million, driven by the combination of strong written premium growth and the January 1, 2026 transition to 100% quota share under the new fronting arrangement
•Policies in Force Retention was 88.5% as of March 31, 2026 compared to 89.0% in the prior year period, and policies in force count increased 15% year-over-year to 1.8 million
•First quarter 2026 Commission and fee revenue decreased 84% year-over-year to $16 million, as Markel commission revenue is eliminated upon consolidation under the new fronting arrangement
•First quarter 2026 Marketplace revenue decreased 12% year-over-year to $26 million, with strong year-over-year growth in auction sales at The Amelia offset by lower inventory sales from the prior year’s one-time sale of vehicles acquired from The Academy of Art University Collection
•First quarter 2026 Membership and other revenue increased 6% year-over-year to $22 million
•Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to over 940,000
•First quarter 2026 Net investment income increased 13% year-over-year to $10 million
•First quarter 2026 Total Revenue decreased 5% year-over-year to $312 million, reflecting the transition to the Markel Fronting Arrangement
•First quarter 2026 Loss before taxes of $21 million, including $89 million of Markel Fronting Arrangement transitional costs
•First quarter 2026 Hagerty Re Loss Ratio was 38.4% compared to 42.0% in the prior year period, including $6 million of favorable prior accident year loss development
•First quarter 2026 Hagerty Re Combined Ratio was 86.5% compared to 88.5% in the prior year period
•Transition to new fronting arrangement and Article 7 reporting results in a different classification of certain expenses, impacting the period-to-period comparability of Policy acquisition costs, net (+$25 million), Underwriting and other insurance expenses (+$58 million), and Selling, general, and administrative expenses (-$72 million)
•First quarter 2026 Net Loss of $13 million, including $89 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $27 million in the prior year period
•First quarter 2026 Adjusted EBITDA (a non-GAAP measure) increased 77% year-over-year to $85 million, compared to $48 million in the prior year period
•First quarter 2026 Basic and Diluted Loss Per Share were $(0.06); Adjusted Diluted Loss Per Share (a non-GAAP measure) was $(0.04)
•The Company had $212 million of unrestricted cash and $229 million of total debt, $110 million of which was back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2026 OUTLOOK - SUSTAINED COMPOUNDING GROWTH
We believe 2026 is on track to be another great year of underlying profit growth for Hagerty as our team executes on our long-term plan to deliver compounding premium growth through investing in our long-term competitive advantages with our member-centric approach. As of January 1, 2026, we moved to a 100% quota share arrangement with our long-term partner, Markel, where we retain 100% of the premium and risk from our high-quality, historically low volatility underwriting. We also remain focused on delivering this growth more efficiently through the benefits of scale, continued cost discipline, and investments in our technology platform.

•For full year 2026, Hagerty anticipates:
◦Written Premium growth of 15% to 16%
◦Total Revenue change of (12)% to (11)%, as Markel-related commission revenue is eliminated under the Markel Fronting Arrangement1
◦Net Loss of $(51) million to $(41) million, including ~$190 million of Markel Fronting Arrangement transitional costs2
◦Adjusted EBITDA of $236 million to $247 million

		2026 Outlook ($)		2026 Outlook (%)
in thousands	2025 Results	Low End	High End	Low End	High End
Total Written Premium	$1,193,548	$1,373,000	$1,385,000	15%	16%
Total Revenue[1]	$1,456,389	$1,280,000	$1,300,000	(12)%	(11)%
Net Income (Loss)[2,3]	$149,225	$(51,000)	$(41,000)	N/M	N/M
Adjusted EBITDA[4]	$236,791	$236,000	$247,000	—%	4%

1    Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Essentia book of business with the benefit of our MGA services received by Hagerty Re and not Essentia. As a result, commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement are now eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and ceding commission expense related to the Company’s reinsurance quota share agreement with Markel was $344 million in 2025.
2    The projected Net Loss includes approximately $190 million of pre-tax transitional costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline from $89 million in Q1 2026 to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.
3    Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million reduction in reserves in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.
4    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.
N/M = Not meaningful

Conference Call Details

Hagerty will hold a conference call to discuss the financial results on Wednesday, May 6, 2026 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting first quarter 2026 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain insurance policyholders and paid Hagerty Drivers Club ("HDC") subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with Hagerty’s technology platforms or use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products offered; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (x) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xi) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements in this release represent Hagerty’s views as of the date hereof. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 2.9 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.
For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor: Investor@hagerty.com
Hagerty Media: Press@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2026	2025	$ Change	% Change

REVENUES:	in thousands (except percentages and per share amounts)
Earned premium, net	$239,642	$169,355	$70,287	41.5%
Commission and fee revenue	16,435	100,287	(83,852)	(83.6)%
Marketplace revenue	25,652	29,086	(3,434)	(11.8)%
Membership and other revenue	22,127	20,865	1,262	6.0%
Net investment income	10,263	9,058	1,205	13.3%
Net investment losses	(2,289)	(315)	(1,974)	N/M
Total revenue	311,830	328,336	(16,506)	(5.0)%
EXPENSES:
Losses and loss adjustment expenses	97,919	71,130	26,789	37.7%
Policy acquisition costs, net	101,922	77,333	24,589	31.8%
Underwriting and other insurance expenses	59,588	1,357	58,231	N/M
Selling, general, and administrative expenses	72,416	144,045	(71,629)	(49.7)%
Interest expense and other, net	922	1,689	(767)	(45.4)%
Total expenses	332,767	295,554	37,213	12.6%
INCOME (LOSS) BEFORE TAXES	(20,937)	32,782	(53,719)	(163.9)%
Income tax (expense) benefit	8,192	(5,489)	13,681	N/M
NET INCOME (LOSS)	(12,745)	27,293	(40,038)	(146.7)%
Net (income) loss attributable to non-controlling interest	8,254	(18,922)	27,176	143.6%
Accretion of Series A Convertible Preferred Stock	(2,030)	(1,875)	155	8.3%
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$(6,521)	$6,496	$(13,017)	(200.4)%

Earnings (loss) per share of Class A Common Stock:
Basic	$(0.06)	$0.07
Diluted	$(0.06)	$0.07

Weighted average shares of Class A Common Stock outstanding:
Basic	101,034	90,047
Diluted	101,034	346,311

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2026	2025

ASSETS	in thousands (except share amounts)
Fixed maturity securities available-for-sale, at fair value (amortized cost: $670,922 in 2026, $687,813 in 2025)	$673,100	$696,271
Equity securities, at fair value	47,804	34,871
Total investments	720,904	731,142
Cash and cash equivalents	212,371	160,177
Restricted cash and cash equivalents	154,362	138,823
Accounts receivable	27,993	98,872
Premiums receivable	92,446	180,529
Deferred acquisition costs, net	143,552	179,224
Reinsurance recoverables	11,863	15,296
Prepaid reinsurance premiums	40,405	21,950
Notes receivable	148,944	113,887
Intangible assets, net	89,125	88,915
Goodwill	114,150	114,164
Deferred tax assets	40,092	43,011
Other assets	228,386	207,986
TOTAL ASSETS	$2,024,593	$2,093,976
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$85,847	$111,947
Advance premiums	50,748	28,287
Due to insurers	14,366	94,930
Losses payable and reserves for unpaid losses and loss adjustment expenses	203,987	264,204
Unearned premiums	508,003	412,058
Ceding commissions payable	1,870	86,165
Debt, net	228,608	177,907
Contract liabilities	46,383	46,450
Deferred tax liability	5,697	23,489
Tax receivable agreement liability	38,284	39,829
Other liabilities	106,757	61,684
TOTAL LIABILITIES	1,290,550	1,346,950
Commitments and Contingencies	—	—
TEMPORARY EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of March 31, 2026 and December 31, 2025) [1]	88,648	86,618
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 101,085,283 and 100,706,893 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	10	10
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 241,552,156 shares issued and outstanding as of March 31, 2026 and December 31, 2025)	24	24
Additional paid-in capital	626,166	623,013
Accumulated earnings (deficit)	(407,451)	(402,960)
Accumulated other comprehensive income (loss)	(66)	1,229
Total stockholders' equity	218,683	221,316
Non-controlling interest	426,712	439,092
Total equity	645,395	660,408
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,024,593	$2,093,976

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
	2026	2025

OPERATING ACTIVITIES:	in thousands
Net income (loss)	$(12,745)	$27,293
Adjustments to reconcile net income (loss) to net cash from operating activities:
Loss on disposals of equipment, software, and other assets	213	1,136
Depreciation and amortization	9,706	9,488
Provision for deferred taxes	(13,528)	(939)
Share-based compensation expense	4,617	4,392
Non-cash lease expense	2,108	2,109
Net investment losses	2,289	315
(Accretion) amortization of discount and premium, net	(1,358)	(1,184)
Amortization of gain on loss portfolio transfer	(1,308)	—
Other	575	1,852
Changes in assets and liabilities:
Accounts and premiums receivable	157,636	(42,812)
Deferred acquisition costs, net	35,672	4,196
Reinsurance recoverables	3,433	(7,561)
Prepaid reinsurance premiums	(18,455)	(8,285)
Advance premiums	22,512	19,921
Due to insurers	(80,441)	25,336
Losses payable and reserves for unpaid losses and loss adjustment expenses	(60,217)	(14,958)
Unearned premiums	95,945	(5,377)
Ceding commissions payable	(84,295)	1,926
Other assets and liabilities, net	(46,106)	26,982
Net Cash Provided by Operating Activities	16,253	43,830
INVESTING ACTIVITIES:
Capital expenditures	(7,712)	(5,389)
Issuance of notes receivable	(48,133)	(9,886)
Collection of notes receivable	14,014	1,650
Purchases of fixed maturity securities	(149,982)	(39,150)
Purchases of equity securities	(51,041)	(246)
Proceeds from maturities and sales of fixed maturity securities	167,537	48,526
Proceeds from sales of equity securities	35,405	247
Other investing activities	(13)	(233)
Net Cash Used in Investing Activities	(39,925)	(4,481)
FINANCING ACTIVITIES:
Repayments of debt	(6,159)	(120,880)
Proceeds from debt, net of issuance costs	57,911	160,067
Proceeds from loss portfolio transfer	50,500	—
Claims payments made from loss portfolio transfer	(9,248)	—
Distributions paid to non-controlling interest unit holders	(359)	(24,676)
Funding of TRA Liability payments	(1,545)	(223)
Funding of employee tax obligations upon vesting of share-based payments	(61)	(44)
Net Cash Provided by Financing Activities	91,039	14,244
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	366	(130)

Change in cash and cash equivalents and restricted cash and cash equivalents	67,733	53,463
Beginning cash and cash equivalents and restricted cash and cash equivalents	299,000	232,845
Ending cash and cash equivalents and restricted cash and cash equivalents	$366,733	$286,308

Key Performance Indicators and Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended March 31,
	2026	2025	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total Revenue [1]	$311,830	$328,336	$(16,506)	(5.0)%
Income (loss) before taxes	$(20,937)	$32,782	$(53,719)	(163.9)%
Net Income (Loss)	$(12,745)	$27,293	$(40,038)	(146.7)%
Basic Earnings (Loss) Per Share	$(0.06)	$0.07	$(0.13)	(185.7)%
Diluted Earnings (Loss) Per Share	$(0.06)	$0.07	$(0.13)	(185.7)%

Non-GAAP Financial Measures
Adjusted EBITDA	$85,185	$48,151	$37,034	76.9%
Adjusted Net Income (Loss)	$(13,144)	$25,352	$(38,496)	(151.8)%
Adjusted Diluted EPS	$(0.04)	$0.07	$(0.11)	(157.1)%

Insurance Operational Metrics
Total Written Premium	$288,946	$244,327	$44,619	18.3%
Net Assumed Premium	$317,346	$155,651	$161,695	103.9%
Hagerty Re Loss Ratio	38.4%	42.0%	(3.6)%	N/M
Hagerty Re Combined Ratio	86.5%	88.5%	(2.0)%	N/M
New Business Count — Insurance	111,896	55,309	56,587	102.3%

Marketplace Operational Metrics
Aggregate Auction Sales	$135,379	$75,336	$60,043	79.7%
Net Auction Sales	$123,436	$68,213	$55,223	81.0%
Private Sales	$36,830	$53,669	$(16,839)	(31.4)%
BAC Average Loan Portfolio	$135,270	$62,784	$72,486	115.5%

N/M = Not meaningful

1    Total Revenue for the three months ended March 31, 2025 has been recast to include Net investment income and Net investment losses as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $320 million for the three months ended March 31, 2025.

	March 31,
	2026	2025	Change

Insurance Operational Metrics	dollars in thousands
Policies in Force	1,760,400	1,524,927	235,473	15.4%
Policies in Force Retention	88.5%	89.0%	(0.5)%	N/M
Vehicles in Force	2,910,661	2,609,209	301,452	11.6%
HDC Paid Member Count	940,313	889,390	50,923	5.7%
Marketplace Operational Metrics
BAC Loan Portfolio Balance	$142,956	$73,192	$69,764	95.3%

N/M = Not meaningful

Adjusted EBITDA

We define EBITDA as consolidated Net income (loss), excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude share-based compensation expense; and when applicable, exclude (iv) restructuring, impairment and related charges; (v) gains, losses and impairments related to divestitures; and (vi) certain other unusual items, such as Markel Fronting Arrangement transitional costs during the three months ended March 31, 2026.

How This Measure is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA is not intended to be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is presented below.

	Three months ended March 31,
	2026	2025

	in thousands
Net income (loss)	$(12,745)	$27,293
Interest expense and other, net [1]	922	1,689
Income tax expense (benefit)	(8,192)	5,489
Depreciation and amortization	9,706	9,488
EBITDA	(10,309)	43,959
Markel Fronting Arrangement transitional costs [2]	88,958	—
Net investment losses	2,289	315
Interest expense related to State Farm Term Loan [3]	(515)	(515)
Share-based compensation expense	4,617	4,392
Other unusual items [4]	145	—
Adjusted EBITDA	$85,185	$48,151

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.
2    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. We expect the amortization of these deferred ceding commissions to decline from $89.0 million in the first quarter of 2026 to approximately $10.0 million in the fourth quarter of 2026, as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.
3    Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.
4    For the three months ended March 31, 2026, other unusual items includes additional severance expenses associated with the actions taken in the fourth quarter of 2025.

As a result of our transition to the Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net income (loss) to Adjusted EBITDA. In addition, interest expense related to the State Farm Term Loan is now deducted from Adjusted EBITDA as it is directly attributable to Hagerty Re, which generates a significant portion of our net investment income. The following table presents a reconciliation of Adjusted EBITDA as presented in the prior period in accordance with Article 5, to the current presentation in accordance with Article 7:

Three months ended March 31, 2025

in thousands
Prior presentation of Adjusted EBITDA	$39,608
Net investment income	9,058
Interest expense related to State Farm Term Loan	(515)
Current presentation of Adjusted EBITDA	$48,151

The following table reconciles Adjusted EBITDA for the year ended December 31, 2026 Outlook to the most directly comparable GAAP measure, which is Net income (loss):

	2026 Low	2026 High

	in thousands
Net loss [1]	$(51,000)	$(41,000)
Interest expense and other, net [2]	5,000	5,000
Income tax expense	33,000	34,000
Depreciation and amortization	40,000	40,000
Share-based compensation expense	19,000	19,000
Markel Fronting Arrangement transitional costs [1]	190,000	190,000
Adjusted EBITDA	$236,000	$247,000

1    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. We expect the amortization of these deferred ceding commissions to decline from $89.0 million in the first quarter of 2026 to approximately $10.0 million in the fourth quarter of 2026, as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.
2    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted Diluted EPS

Adjusted Net Income (Loss) represents Net income (loss) attributable to Class A Common Stockholders, assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; and when applicable, (ii) changes in the TRA Liability; (iii) gains and losses related to divestitures; and (iv) certain other unusual items, each of which we do not believe are directly related to our core operations and may not be indicative of our ongoing performance. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income (Loss) by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income (Loss) and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income (Loss) and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis to make strategic and operational decisions. We believe these measures provide management and investors with useful information regarding trends in our business that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income (Loss) and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to Net income (loss) attributable to Class A Common Stockholders and Diluted EPS, as determined under GAAP. While these measures are useful in evaluating our performance, they assume the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income (Loss) exclude certain expenses and income that may recur in the future. Adjusted Net Income (Loss) and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income (Loss) to Net income (loss) attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented below.

	Three months ended March 31,
	2026	2025

Numerator:	in thousands (except per share amounts)
Net income (loss) attributable to Class A Common Stockholders	$(6,521)	$6,496
Adjustments:
Accretion of Series A Convertible Preferred Stock	2,030	1,875
Net income (loss) attributable to non-controlling interest	(8,254)	18,922
Net investment losses	2,289	315
Other unusual items [1]	145	—
Tax impact of above adjustments [2]	(2,833)	(2,256)
Adjusted Net Income (Loss)	$(13,144)	$25,352

Denominator:
Weighted average shares of Class A Common Stock outstanding — Diluted	101,034	346,311
Adjustments:
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	245,102	—
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785
Assumed vesting of share-based compensation awards	8,007	6,881
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	360,928	359,977

Adjusted Diluted EPS	$(0.04)	$0.07

	Three months ended March 31,
	2026	2025

Diluted EPS	$(0.06)	$0.07
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.02	0.01
Non-GAAP adjustments [4]	—	(0.01)
Adjusted Diluted EPS	$(0.04)	$0.07

1    For the three months ended March 31, 2026, other unusual items includes additional severance expenses associated with the actions taken in the fourth quarter of 2025.
2    Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of 29.0% and 23.4% for 2025 and 2025, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits), and certain material permanent items.
3    Assumes the exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income (loss) attributable to non-controlling interest, as well as elimination of the accretion of Series A Convertible Preferred Stock.
4    Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation above for additional information.